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                                                                    EXHIBIT 10.2

                   AMENDMENT NO. 1 TO ASSET PURCHASE AGREEMENT

        THIS AMENDMENT NO. 1 TO ASSET PURCHASE AGREEMENT is entered into as of January 31, 2000, by and between ALPHA MICROSYSTEMS, a California corporation doing business as AlphaServ.com (the "Seller") and R.E. MAHMARIAN ENTERPRISES, LLC, a California limited liability company (the "Buyer") (collectively the "Parties").

                                    RECITALS

        WHEREAS, the Parties entered into an Asset Purchase Agreement dated December 31, 1999 (the "Agreement") and they now desire to amend the Agreement.

        WHEREAS, unless otherwise defined herein, all capitalized terms have the same meaning as defined in the Agreement.

        NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree to amend the Agreement as follows:

                                   AMENDMENTS

        1. Section 2.01 of the Agreement is hereby amended to read in full as follows:

                The Closing. The closing of the transactions contemplated by this Agreement ("Closing") shall occur on or before January 31, 2000 (or such earlier date as the third party consents are obtained), unless a later date is agreed to by the Buyer and Seller ("Closing Date"). At least two (2) Business Days prior to the Closing Date, Seller shall deliver all of the updated Schedules to Buyer. The Closing shall take place at the offices of Seller, 2722 South Fairview St., Santa Ana, California 92704, commencing at 5:00 p.m. California time (or such earlier time agreed to by the Parties) on the Closing Date.

        2. Section 2.02(a)(iv) of the Agreement is hereby amended to read in full as follows:

                Consents. All of the governmental or third-party notices, consent, waivers and approvals set forth in Schedule 2.02, which are required for the valid transfer of the Acquired Assets. Provided, however, that, unless otherwise agreed to by the Parties, to the extent, if any, that third-party consents to the assignment of Contracts are not delivered at the Closing, the Buyer shall assume and perform the obligations of Seller under such Contracts (which performance by Buyer shall be in the capacity of a subcontractor with respect to Contracts that relate to service or maintenance obligations of the AMSO division of the Business) until such Contracts expire or are otherwise duly terminated, and the failure to deliver consents to the assignments of such Contracts shall not constitute a breach of this Agreement.


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        3. Section 2.02(a)(v) of the Agreement is hereby amended to read in full as follows:

                Books and Records. All of the Seller's books, records and files relating to the Acquired Assets and the Business; provided, however, that Seller, in its sole discretion, shall retain such books, records and files as Seller deems necessary or appropriate to retain in connection with the preparation of Seller's audited or other periodic financial statements or as otherwise Seller may deem necessary or appropriate for it to retain in connection with its status as a publicly traded corporation (all such retained records collectively the "Retained Records"). Buyer shall have continuing access to any such Retained Records for inspection and copying with any such copying to be at Seller's expense.

        4. Section 2.03(e) of the Agreement is hereby amended to read in full as follows:

                Consents. Unless otherwise agreed to by the Parties the following shall occur: (i) with respect to any Contract the assignment of which is not consented to on the Closing Date and which Contract is not a contract for service or maintenance, Seller shall maintain until the expiration of the term of such Contract, the contractual relationship established therein, to the extent reasonably practicable;
        (ii) with respect to any Contract the assignment of which is not consented to on the Closing Date and which Contract is a contract for service or maintenance, Seller shall maintain to the extent reasonably practicable, the contractual relationship established therein for a one
        (1) year period following the Closing Date unless such Contract expires earlier in accordance with its terms or is otherwise terminated other than by Seller; and (iii) to the extent, if any, that third-party consents to the assignment of Contracts are not delivered at the Closing, the Buyer shall assume and perform the obligations of Seller under such Contracts (which performance by Buyer shall be in the capacity of a subcontractor with respect to Contracts that relate to service or maintenance obligations of the AMSO division of the Business) until such Contracts expire or are otherwise duly terminated.

        IN WITNESS WHEREOF, the Parties have executed this Amendment No. 1 to the Agreement as of the date first above written and all other terms and conditions of the Agreement not herein deleted or amended remain as stated in the original Agreement.


SELLER:                                   BUYER:

ALPHA MICROSYSTEMS,                       R.E. MAHMARIAN ENTERPRISES, LLC,
a California corporation                  a California limited liability company

By:                                       By:
   ---------------------------------          ----------------------------------
   Douglas J. Tullio                          Richard E. Mahmarian
   Chief Executive Officer                    Managing Member


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